UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20429

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2005

OVERNITE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	000-24573	04-3770212
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1000 Semmes Avenue, Richmond, Virginia	23224
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 231-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 16, 2005, Overnite Corporation (the “Company”) announced that it had entered into an Agreement of Merger, dated as of May 15, 2005 (the “Merger Agreement”), among United Parcel Service, Inc. (“UPS”), Olympic Merger Sub, Inc., an indirect wholly owned subsidiary of UPS (the “Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving company in the Merger as an indirect wholly owned subsidiary of UPS.

Under the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), will be converted into the right to receive $43.25 in cash, without interest thereon.

The Company and UPS have made customary representations, warranties and covenants in the Merger Agreement. In particular, the Company covenants to UPS (1) subject to certain exceptions, not to (A) solicit, initiate, knowingly encourage or knowingly take any action to facilitate the submission by a third party of an alternative business combination transaction, or participate in or knowingly encourage any discussions or negotiations regarding, or furnish to any third party any non-public information with respect to, or take any action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, an alternative business combination transaction; (B) withdraw, qualify or modify in a manner adverse to UPS approval or recommendation of the Merger Agreement or the Merger, approve or recommend an alternative business combination transaction or enter into any letter of intent or similar agreement regarding an alternative business combination transaction; (2) subject to certain exceptions, for its Board of Directors to recommend approval and adoption of the Merger Agreement and the Merger by the Company’s shareholders; and (3) to cause a meeting of the Company’s shareholders to be held to consider approval and adoption of the Merger Agreement and the Merger.

Consummation of the Merger is subject to a number of customary conditions, including, among others, (1) approval by the holders of a majority of the outstanding shares of Company Common Stock, (2) receipt of all necessary consents and approvals from governmental entities, (3) confirmation that the representations and warranties of the Company are true and correct as of the closing date, except for inaccuracies of representations and warranties that would not have a material adverse effect on the Company, (4) the absence of any court order or other legal restraint or prohibition preventing the consummation of the Merger and (5) the absence of any law, executive order, decree or injunction (whether temporary, preliminary or permanent) that has the effect of making illegal, materially restricting or in any way preventing or prohibiting the Merger.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Section 8 — Other Events

Item 8.01.	Other Events.

On May 16, 2005, UPS and the Company issued a joint press release announcing, among other things, the execution of the Merger Agreement.

A copy of the press release jointly issued by UPS and the Company on May 16, 2005 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statement and Exhibits.

(c)	Exhibits.

2.1	Agreement of Merger, dated as of May 15, 2005, among United Parcel Service, Inc., Olympic Merger Sub, Inc. and Overnite Corporation.

99.1	Press release, dated May 16, 2005, jointly issued by United Parcel Service, Inc. and Overnite Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2005

OVERNITE CORPORATION

By:	/s/ Mark B. Goodwin
Mark B. Goodwin
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Agreement of Merger, dated as of May 15, 2005, among United Parcel Service, Inc., Olympic Merger Sub, Inc. and Overnite Corporation.

99.1	Press release, dated May 16, 2005, jointly issued by United Parcel Service, Inc. and Overnite Corporation.